Exhibit 99.1

As adopted by the

Board of Directors on

December 14, 2000

TEVA PHARMACEUTICALS USA, INC.

2000 NON-QUALIFIED STOCK OPTION PLAN

(as amended through May 12, 2003, including an amendment

as of February 21, 2002,

and an amendment as of January 26, 2001)

Pursuant to Article X of the Plan, the number of ADSs which may be purchased or acquired pursuant to options granted under the Plan, the number of ADSs covered by each outstanding option granted and the price per share thereof, have been adjusted to reflect a 2-for-1 share split, effected on December 10, 2002. Article III, as set forth below, reflects this stock-split.

* * *

ARTICLE I.

Purpose

The Teva Pharmaceuticals USA, Inc. 2000 Non-Qualified Stock Option Plan (the “Plan”) is intended as an incentive to improve the performance, encourage the continued employment, and increase the proprietary interest of certain United States resident directors, officers and key employees of Teva Pharmaceuticals USA, Inc. (the “Company”), a subsidiary corporation of Teva Pharmaceutical Industries Limited (the “Issuer”), and certain United States resident directors, officers and key employees of such other subsidiaries and affiliates of the Issuer who shall be chosen to participate in the Plan from time to time. The Plan is designed to grant such directors, officers and key employees the opportunity to share in the Issuer’s long-term success through ownership of American Depositary Shares (“ADSs”), each representing 1 ordinary share, par value NIS 0.1 each (“ordinary shares”), of the Issuer, and to afford them the opportunity for additional compensation related to the value of ADSs. The Plan is being adopted with the approval and authorization of the Issuer.

The word “subsidiary”, when used in the Plan, shall mean any subsidiary corporation of the Issuer within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II.

Administration

The Plan shall be administered either by the Board of Directors of the Company (the “Board”) or by an administrative committee appointed by the Board that shall consist of not less than two members (such administrative committee, or the Board if no such committee has been appointed, is hereinafter referred to as the “Committee”).

Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible Participants (as hereinafter defined) shall be granted options; (b) to determine the times when options shall be granted and the number of ADSs to be subject to options; (c) to determine the option price of the ADSs subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (d) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (e) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical and may contain such terms as the Committee may deem appropriate to carry out the purposes of the Plan); (f) to determine the nature of any rights and restrictions to be imposed on ADSs subject to options issued hereunder; (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (h) to construe and interpret the Plan, the option agreements under the Plan and the rules and regulations adopted from time to time, if any; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

ARTICLE III.

ADSs

ADSs subject to options granted under the Plan shall be ADSs representing ordinary shares. Under the Plan, the total number of ADSs which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 2,800,000, except as such number of ADSs shall be adjusted in accordance with the provisions of ARTICLE X hereof.

Each option granted under the Plan shall be evidenced by an option agreement between the Company and the optionee containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions:

(a) Each ADS purchased through the exercise of an option shall be paid for in full at the time of the exercise; and

(b) Each option shall become exercisable by the optionee in accordance with any vesting schedule established by the Committee pursuant to ARTICLE VI of the Plan.

The number of ADSs available for grant of options under the Plan shall be decreased by the sum of the number of ADSs with respect to which options have been issued and are then outstanding and the number of ADSs issued upon exercise of options. In the event that any outstanding option for any reason expires, lapses, or is canceled prior to the end of the period during which options may be granted, the ADSs called for by the unexercised portion of such option may again be subject to an option under the Plan. ADSs delivered by the Company in settlement of options under the Plan may be with respect to authorized and newly issued ordinary shares or with respect to ordinary shares purchased on the open market or by private purchase.

ARTICLE IV.

Eligibility of Participants

Directors, officers and key employees of the Company and any other subsidiary or affiliate of the Issuer who are resident in the United States and who have been selected by the Committee as participants (collectively referred to as “Participants” and individually as a “Participant”) shall be eligible to receive grants of options under the Plan. Participation in the Plan shall be limited to eligible Participants who have entered into option agreements with the Company. No individual, however, shall at any time have a right to be selected for participation in the Plan.

ARTICLE V.

Exercise Price

The exercise price of each option granted under the Plan shall be such price as shall be determined by the Board of Directors. In no event shall the option price per ADS of any option be less than the aggregate par value of the ordinary shares represented by such ADS.

At any time when the ADSs are quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the fair market value shall be deemed to be the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the date on which the option is granted, or, if not quoted on that day, then on the last preceding date on which such ADSs are quoted. If the ADSs are listed on one or more national securities exchanges, the fair market value shall be deemed to be the mean between the highest and lowest sale prices reported on the principal national securities exchange on which such ADSs are listed and traded on the date immediately preceding the date on which the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the ADSs are not quoted on NASDAQ or listed on an exchange, or if representative quotes are not otherwise available, the fair market value of the ADSs shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the ADSs accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

ARTICLE VI.

Terms and Conditions of Options

Options granted under the Plan shall vest and become exercisable in such installments as the Committee shall determine at the time of grant; provided, however, that unless otherwise determined by the Committee, 25% of the options making up each grant shall be exercisable no earlier than the second anniversary of the date of grant, and the remainder shall be exercisable no earlier than the third anniversary of the date of grant. Options may be exercisable in whole or in part and if an option is exercisable in part, the portion thereof which is exercisable and not exercised shall remain exercisable. The Committee, in its discretion, may accelerate the exercisability of any outstanding option.

No option granted hereunder may be exercised after the date which is seven years from the date such option is granted (the “Termination Date”).

Options granted hereunder may provide that if prior to the Termination Date an optionee shall cease to be employed by the Company, or any subsidiary or affiliate, as applicable, for any reason other than death, disability or for Cause (as hereinafter defined), the option will remain exercisable by the optionee for a period not extending beyond three months after the date of cessation of employment, but in no event later than the Termination Date, to the extent it was exercisable at the time of cessation of employment. Options granted hereunder may provide that if prior to the Termination Date an optionee shall cease to be employed by the Company, or any subsidiary or affiliate, as applicable, for reasons of death or disability, the option will remain exercisable by the optionee or, in the event of his death, by the person or persons to whom the optionee’s rights under the option would pass by will or the applicable laws of descent and distribution for a period not extending beyond one year after the date of death or disability, but in no event later than the Termination Date, to the extent it was exercisable at the time of death or disability. Options granted hereunder may provide that if prior to the Termination Date an optionee shall cease to be employed by the Company, or any subsidiary or affiliate, as applicable, by reason of termination of employment by the Company, or any subsidiary or affiliate, as applicable, for Cause, or by voluntary termination at a time when the Company, or any subsidiary or affiliate, as applicable, is entitled to terminate such optionee’s employment for Cause, the option shall terminate immediately. For purposes of the Plan, the Company, or any subsidiary or affiliate, as applicable, shall have “Cause” to terminate an optionee’s employment hereunder upon (i) the commission by the optionee of a proven act of fraud or embezzlement against the Company, or any subsidiary or affiliate, as applicable, (ii) the engagement of the optionee in willful misconduct or gross negligence which is demonstrably and materially injurious to the Company, or any subsidiary or affiliate, as applicable, monetarily or otherwise, (iii) the failure of the optionee to render services to the Company, or any subsidiary or affiliate, as applicable, in accordance with such optionee’s duties as an employee of the Company, or any subsidiary or affiliate, as applicable, or (iv) the optionee’s conviction of a misdemeanor involving an act of moral turpitude or of a felony.

For purposes of the Plan, in the case of a Participant who is a director, references to employment herein shall be deemed to refer to such director’s service to the Company, or any subsidiary or affiliate, as applicable, in such capacity.

ARTICLE VII.

Non-Qualified Options

Options granted under the Plan are not intended to qualify as “incentive stock options” under Section 422 of the Code and shall be designated as options which do not so qualify.

ARTICLE VIII.

Payment for Shares

Payment for ADSs acquired pursuant to an option granted hereunder shall be made in full, upon exercise of the option, in immediately available funds in United States dollars, by certified or bank cashier’s check. Payment may also be made pursuant to customary broker-assisted cashless exercise procedures approved in advance by the Committee. Payment in full shall include payment of any amounts required under paragraph (b) of ARTICLE XIX.

ARTICLE IX.

Non-Transferability of Option Rights and Stock

Unless otherwise determined by the Committee, during the lifetime of the optionee, the option shall be exercisable only by the optionee. Unless otherwise determined by the Committee, no option shall be transferable, except by will or the laws of descent and distribution.

ARTICLE X.

Adjustment for Recapitalization, Merger, Etc.

The aggregate number of ADSs which may be purchased or acquired pursuant to options granted hereunder, the number of ADSs covered by each outstanding option and the price per share thereof shall be appropriately adjusted for any increase or decrease in the number of outstanding ADSs resulting from a stock split or other subdivision or consolidation of ADSs or ordinary shares or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding ADSs or ordinary shares effected without receipt of consideration by the Issuer. Any adjustment shall be conclusively determined by the Committee.

If the Issuer shall be the surviving corporation in any merger or reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of ADSs covered by the unexercised portion of the option would have been entitled pursuant to the terms of the merger. Upon any merger or reorganization or other business combination in which the Issuer shall not be the surviving corporation, or a dissolution or liquidation of the Issuer, or a sale of all or substantially all of the Issuer’s assets, all outstanding options shall terminate, subject to the right of the surviving or resulting corporation to grant the Participants substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which the Committee shall deem appropriate.

Stock option agreements under the Plan may, at the discretion of the Committee, provide that upon stockholder approval of a merger, reorganization or other business combination, whether or not the Issuer is the surviving corporation, or a sale of all or substantially all of the Issuer’s assets, all unmatured installments of the options shall vest and become immediately exercisable in full.

The foregoing adjustments and the manner of application of the foregoing provisions, including the issuance of any substitute options, shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

ARTICLE XI.

No Obligation to Exercise Option

Granting of an option shall impose no obligation on the recipient to exercise such option.

ARTICLE XII.

Use of Proceeds

The proceeds received from the sale of ADSs pursuant to the Plan shall be used for general corporate purposes.

ARTICLE XIII.

Rights as a Stockholder

An optionee shall have no rights as a shareholder with respect to any ADS covered by his option until such person shall have become the holder of record of such ADS, and such person shall not be entitled to any dividends or distributions or other rights in respect of such ADS for which the record date is prior to the date on which such person shall have become the holder of record thereof, except as otherwise provided in ARTICLE X.

ARTICLE XIV.

Employment Rights

No provision in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company, or any subsidiary or affiliate, as applicable, or to interfere in any way with the right of the Company, or any subsidiary or affiliate, as applicable, to terminate the optionee’s employment at any time.

ARTICLE XV.

Compliance with Law

The Issuer is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any ADSs subject to options under the Plan which results from the inability of the Issuer to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction or authority, any requisite approval to issue or transfer any such ADSs if counsel for the Issuer deems such approval necessary for lawful issuance or transfer thereof.

Each option granted under the Plan is subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of ADSs issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of ADSs, no ADSs shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Board.

ARTICLE XVI.

Cancellation of Options

The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

ARTICLE XVII.

Effective Date; Expiration Date of Plan

The Plan shall become effective upon adoption by the Board. The expiration date of the Plan, after which no option may be granted hereunder, shall be the tenth (10th) anniversary of the date of adoption of the Plan by the Board.

ARTICLE XVIII.

Amendment or Discontinuance of Plan

The Board may terminate, amend or modify the Plan in its sole discretion at any time or from time to time.

ARTICLE XIX.

Miscellaneous

(a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and ADSs acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or ADSs received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of ADSs through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of ADSs under the Plan, provisions giving the Company the right to repurchase ADSs acquired under the Plan in the event the participant elects to dispose of such ADSs, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

(b) The Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its, or any subsidiary’s or affiliate’s, as applicable, obligations to withhold Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of ADSs thereupon.

(c) Each optionee shall file with the Committee a written designation of one or more persons as beneficiary, who shall be entitled to exercise options which are exercisable, if any, or to receive ADSs distributable, if any, under the Plan upon the optionee’s death. An optionee may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the optionee’s death, and in no event shall it be effective as of a date prior to such receipt.

(d) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(e) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

(g) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(h) Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Issuer and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(i) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company, or any subsidiary or affiliate, as applicable.

(j) The expenses of administering the Plan shall be borne by the Company.

(k) Masculine pronouns and other words of masculine gender shall refer to both men and women.